Exhibit 4.4

Number - -	Shares - -

ASCENT ENERGY INC.
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE
8% SERIES B CONVERTIBLE PREFERRED STOCK

This Certifies That _________________________ is the registered holder of________________ shares of 8% Series B Convertible Preferred Stock, $0.001 par value, of the above Corporation, which are fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of __________, _____.

                                     _______________________         _______________________
                                                       President                                            Secretary

PREFERRED

$0.001
par value

STOCK CERTIFICATE

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT SO REQUIRED.

ANY STOCKHOLDER MAY OBTAIN WITHOUT CHARGE, BY REQUEST TO THE OFFICE OF THE SECRETARY OF THE COMPANY, A COPY OF A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED HEREBY AND OF EACH OTHER CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED BY THE COMPANY AND UPON THE HOLDERS THEREOF.

No. - -

Ascent Energy Inc.

CERTIFICATE
FOR

- -

SHARES

OF

Series B Convertible
Preferred Stock

ISSUED TO

_____________________

DATED

________, ____

        For value received, ______________________ hereby sells, assigns and transfers unto _______________________________ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Stock on the books of and within named Corporation with full power of substitution in the premises.

Dated: ________________________

In presence of: __________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.